Exhibit 10(b)
RESTRICTED STOCK UNIT AGREEMENT

under the

NEXTERA ENERGY, INC. AMENDED AND RESTATED
2011 LONG TERM INCENTIVE PLAN

This Restricted Stock Unit Agreement (“Agreement”) between NextEra Energy, Inc. (hereinafter called the “Company”) and #ParticipantName+C# (hereinafter called the “Grantee”) is dated #GrantDate#. All capitalized terms used in this Agreement which are not defined herein shall have the meanings ascribed to such terms in the NextEra Energy, Inc. Amended and Restated 2011 Long Term Incentive Plan, as amended from time to time (the “Plan”).
1.Grant of Restricted Stock Unit Award. The Company hereby grants to the Grantee a Restricted Stock Unit Award (“Award”) of restricted stock units (the “Restricted Stock Units”) which confers upon the Grantee the right to earn up to #QuantityGranted# shares of Stock, determined as set forth in section 2 hereof, based on the Grantee’s Service over the Retention Period. The period from and including #GrantDate# through and including #VestDate1# shall constitute the “Retention Period.” The par value of the shares of Stock shall be deemed paid by the promise by the Grantee to perform future Service to the Company or an Affiliate. The Grantee’s right to receive shares of Stock shall be subject to the terms and conditions set forth in this Agreement and in the Plan.
2.Payment of Award.
(a)Payment of the shares of Stock eligible to vest with respect to the Retention Period shall be conditioned upon certification by the Committee of the Company’s achievement of any corporate performance target established by the Committee for purposes of this Agreement (the “Performance Target”) for each year ending within the Retention Period. If the Committee determines that the Performance Target established for any year ending within the Retention Period has not been achieved, the Grantee will forfeit all, and will not vest in any, of the Restricted Stock Units eligible to be earned with respect to the Retention Period.
(b)Shares of Stock that vest and become payable pursuant to this section 2 shall be delivered as soon as administratively practicable following the last day of the Retention Period (but in no event later than sixty (60) days following the last day of the Retention Period).
(c)Notwithstanding the provisions of sections 2(a), 2(b) and 4 hereof or any other provision of this Agreement or the Plan, if (i) the Grantee is a party to an Executive Retention Employment Agreement with the Company (as amended from time to time, “Retention Agreement”) and has not waived his or her rights, either entirely or in pertinent part, under such Retention Agreement, and (ii) the Effective Date (as defined in the Retention Agreement) has occurred and the Employment Period (as defined in the Retention Agreement) has commenced and has not terminated pursuant to section 3(b) of the Retention Agreement then, so long as the Grantee is then providing Service, the Restricted Stock Units shall vest upon a Change of Control as defined in the Retention Agreement (“Change of Control”), instead of in accordance with the vesting schedule set forth in this section 2.

(d)Notwithstanding the provisions of sections 2(a), 2(b) and 4 hereof or any other provision of this Agreement or the Plan, if the Grantee is not a party to a Retention Agreement with the Company, upon the occurrence of a Change in Control as defined, as of the date hereof, in the Plan for all purposes of this Agreement (“Change in Control”), and so long as the Grantee is still providing Service on the date of such occurrence, 50% of the Restricted Stock Units shall vest upon such Change in Control. The remainder of the Restricted Stock Units shall remain outstanding (on a converted basis, if applicable) and shall remain subject to the terms and conditions of the Plan and this Agreement. If the Grantee remains in Service from the date of a Change in Control to the date of the first anniversary of such Change in Control, or if prior to the first anniversary of such Change in Control, the Grantee is involuntarily terminated other than for Cause or Disability, the 50% of the Restricted Stock Units outstanding immediately prior to such Change in Control that did not become vested at the time of such Change in Control shall vest on the earlier of (1) the first anniversary of such Change in Control or (2) the date on which the Grantee’s Service is involuntarily terminated other than for Cause or Disability.
(e)If as a result of a Change of Control or a Change in Control, as applicable, the shares of Stock are exchanged for or converted into a different form of equity security and/or the right to receive other property (including cash), payment in respect of the Restricted Stock Units shall, to the maximum extent practicable, be made in the same form.
3.Termination of Service.
Except as otherwise set forth herein, the Grantee must remain in continuous Service (including to any successors to the Company or an Affiliate) through 5:00 p.m. Eastern Time on the last day of the Retention Period for the Restricted Stock Units to vest. Without limiting the foregoing and for the avoidance of doubt, in the event the Grantee’s Service is terminated for Cause, all rights to Restricted Stock Units not theretofore vested under this Agreement shall be immediately forfeited. Except as otherwise set forth (a) herein, (b) in the Plan in connection with a Change in Control if the Grantee is not a party to a Retention Agreement, or (c) in a Retention Agreement to which the Grantee is a party in connection with a Change of Control, in the event that the Grantee’s Service (including to any successors to the Company or an Affiliate) terminates for any reason (or converts to inactive status in the manner specified in Section 3(b) hereof) prior to vesting, the Grantee’s rights hereunder shall be determined as follows:
(a)If the Grantee’s termination of Service is due to resignation, discharge, or retirement prior to age 55 and does not meet the condition set forth in section 3(d) hereof, all rights to Restricted Stock Units not theretofore vested under this Agreement shall be immediately forfeited.
(b) If the Grantee’s termination of Service is due to Disability or death, or if the Grantee converts to inactive employee status on account of a determination of the Grantee’s total and permanent Disability under any long-term disability plan of the Company or an Affiliate (a “Disability Plan”), the then-unvested portion of the Restricted Stock Units shall vest (1) in the case of the Grantee’s Disability, in accordance with the terms and conditions (including without limitation satisfaction of the applicable Performance Targets) set forth in section 2 hereof, notwithstanding that the Grantee’s Service shall have previously terminated or that the Grantee has converted to inactive employee status on account of Disability under any Disability Plan, and (2) in the case of the Grantee’s death, upon such termination of Service (treating the applicable Performance Targets referred to in section 2 hereof as having been achieved). In the case of the Grantee’s death, the shares of Stock shall be delivered as soon as reasonably practicable, but no event later than sixty (60) days following the date of death.

(c)If the Grantee’s termination of Service is due to retirement on or after age 55 after completing at least ten years of continuous Service with the Company and does not meet the condition set forth in section 3(d) hereof, a pro rata share of the then-unvested portion of the Restricted Stock Units (determined as the product of (x) the quotient (which shall not exceed 1.0) of (I) the total number of full days of the Grantee’s Service completed during the Retention Period divided by (II) 794, multiplied by (y) the unvested portion of the Restricted Stock Units, and rounded to the nearest whole number shall vest in accordance with the terms and conditions (including without limitation satisfaction of the applicable Performance Targets) set forth in section 2 hereof, notwithstanding that the Grantee’s Service shall have previously terminated. For purposes of this section 3(c), 0.5 of a Restricted Stock Unit shall be rounded up to the nearest whole number. Notwithstanding the foregoing, (1) if, after termination of Service but prior to vesting of all or any portion of the Restricted Stock Units, the Grantee breaches any provision hereof, including without limitation the provisions of section 9 hereof, the Grantee shall immediately forfeit all rights to the then-unvested Restricted Stock Units, and (2) any then-unvested Restricted Stock Units shall not vest if the Company’s chief executive officer, or the chief executive officer’s delegate, reasonably determines that the Grantee’s retirement is detrimental to the Company.
(d)If the Grantee’s termination of Service is due to retirement on or after age 50, and if, but only if, such retirement is evidenced by a writing which specifically acknowledges that this provision shall apply to such retirement and is executed by the Company’s chief executive officer (or, if the Grantee is an executive officer, by a member of the Committee or the chief executive officer at the direction of the Committee, other than with respect to himself), the then-unvested portion of the Restricted Stock Units shall vest in accordance with the terms and conditions (including without limitation satisfaction of the applicable Performance Targets) referred to in section 2 hereof, notwithstanding that the Grantee’s Service shall have previously terminated. Notwithstanding the foregoing, if, after termination of Service but prior to vesting of all or a portion of the Restricted Stock Units, the Grantee breaches any provision hereof, including without limitation the provisions of section 9 hereof, the Grantee shall immediately forfeit all rights to the then-unvested Restricted Stock Units.
(e)    If the Grantee's Service is terminated prior to vesting of all or a portion of the Restricted Stock Units for any reason other than as set forth in sections 3(a), (b), (c), and (d) hereof, or if an ambiguity exists as to the interpretation of those sections, the Committee shall determine whether the Grantee's then-unvested Restricted Stock Units shall be forfeited or whether the Grantee shall be entitled to full vesting or pro rata vesting as set forth above based upon completed days of service during the Retention Period, and any Restricted Stock Units which may vest shall do so in accordance with the terms and conditions (including without limitation satisfaction of the applicable Performance Targets) set forth in section 2 hereof, notwithstanding that the Grantee’s Service shall have previously terminated. Notwithstanding the foregoing, if, after termination of Service but prior to vesting of all or a portion of the Restricted Stock Units, the Grantee breaches any provision hereof, including without limitation the provisions of section 9 hereof, the Grantee shall immediately forfeit all rights to the then-unvested Restricted Stock Units.
If, after termination of Service but prior to payment of the Award, the Grantee breaches any provision hereof, including without limitation the provisions of section 9 hereof, the Grantee shall immediately forfeit all rights to the Award.
4.Form of Payment of Award. Subject to section 2(e) and section 5 hereof, the Award shall be payable in shares of Stock. Upon delivery of shares of Stock to the Grantee, the Company shall have the right to withhold from any such distribution, in order to meet the Company’s obligations for the payment of withholding taxes, shares of Stock with a Fair Market Value equal to the minimum statutory withholding for taxes (including federal and state income taxes and payroll taxes applicable to the supplemental taxable income relating to such distribution) and any other tax liabilities for which the Company has an obligation relating to such distribution. For the purpose of this Agreement, the date of determination of Fair Market Value shall be the date as of which the Grantee’s rights to a payment under the Award are determined by the Committee in accordance with section 2 hereof, or the date of the Grantee’s termination of Service due to death pursuant to section 3(b) hereof.
5.Adjustments; Cash Dividends. If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number of shares or kind of capital stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of stock, stock dividend or other distribution payable in capital stock, or other increase or decrease in shares of Stock effected without receipt of consideration by the Company, then the number of Restricted Stock Units granted hereunder and the number of shares of Stock deliverable pursuant hereto shall be adjusted proportionately. In the event a dividend on shares of Stock is payable in cash, an amount of cash equal to the value of such dividend with respect to a number of shares of Stock underlying then outstanding and unpaid Restricted Stock Units shall, as of the ex dividend date for such dividend occurring after the date of grant and during the Retention Period, become part of the Award for all purposes of this Agreement. Unless the Committee directs otherwise, such amount of cash shall be deemed to be applied to the purchase of additional Restricted Stock Units on the dividend payment date at a price equal to the Fair Market Value of the underlying shares on the dividend payment date. Such additional Restricted Stock Units will vest and be paid (subject to applicable tax withholding) or be forfeited with the original Restricted Stock Units to which they relate.
6.No Rights of Stock Ownership. This grant of Restricted Stock Units does not entitle the Grantee to any interest in or to any dividend, voting or other rights normally attributable to Stock ownership.
7.Nonassignability. The Grantee’s rights and interest in the Restricted Stock Units may not be sold, transferred, assigned, pledged, exchanged, hypothecated or otherwise disposed of except by will or the laws of descent and distribution.
8.Effect Upon Employment. This Agreement is not to be construed as giving any right to the Grantee for employment by the Company or a Subsidiary or other Affiliate. The Company and its Subsidiaries and other Affiliates retain the right to terminate the Grantee at will and with or without cause at any time (subject to any rights the Grantee may have under the Grantee’s Retention Agreement).
9.Protective Covenants. In consideration of the Award granted under this Agreement, the Grantee covenants and agrees as follows (the “Protective Covenants”):
(a)During the Grantee’s Service with the Company, and for a two-year period following the termination of the Grantee’s Service with the Company, the Grantee agrees not to (i) compete or attempt to compete for, or act as a broker or otherwise participate in, any projects in which the Company has at any time done any work or undertaken any development efforts, or (ii) directly or indirectly solicit any of the Company’s customers, vendors, contractors, agents, or any other parties with which the Company has an existing or prospective business relationship, for the benefit of the Grantee or for the benefit of any third party, nor shall the Grantee accept consideration or negotiate or enter into agreements with such parties for the benefit of the Grantee or any third party.
(b)During the Grantee’s Service with the Company and for a two-year period following the termination of the Grantee’s Service with the Company, the Grantee shall not, directly or indirectly, on behalf of the Grantee or for any other business, person or entity, entice, induce or solicit or attempt to entice, induce or solicit any employee of the Company or its Subsidiaries or other Affiliates to leave the Company’s employ (or the employ of any such Subsidiary or other Affiliate) or to hire or to cause any employee of the Company to become employed for any reason whatsoever.
(c)The Grantee shall not, at any time or in any way, disparage the Company or its current or former officers, directors, and employees, orally or in writing, or make any statements that may be derogatory or detrimental to the Company’s good name or business reputation.
(d)The Grantee acknowledges that the Company would not have an adequate remedy at law for monetary damages if the Grantee breaches these Protective Covenants. Therefore, in addition to all remedies to which the Company may be entitled for a breach or threatened breach of these Protective Covenants, including but not limited to monetary damages, the Company will be entitled to specific enforcement of these Protective Covenants and to injunctive or other equitable relief as a remedy for a breach or threatened breach. In addition, upon any breach of these Protective Covenants or any separate confidentiality agreement or confidentiality provision between the Company and the Grantee, all of the Grantee’s rights to receive shares of Stock not theretofore delivered under this Agreement shall be forfeited.
(e)For purposes of this section 9, the term “Company” shall include all Subsidiaries and other Affiliates of the Company (such Subsidiaries and other Affiliates being hereinafter referred to as the “NextEra Entities”). The Company and the Grantee agree that each of the NextEra Entities is an intended third-party beneficiary of this section 9, and further agree that each of the NextEra Entities is entitled to enforce the provisions of this section 9 in accordance with its terms.
(f)Notwithstanding anything to the contrary contained in this Agreement, the terms of these Protective Covenants shall survive the termination of this Agreement and shall remain in effect.
10.Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon the Company and the Grantee and their respective heirs, successors and assigns.
11.Incorporation of Plan’s Terms; Other Governing Provisions. This Agreement is made under and subject to the provisions of the Plan, and all the provisions of the Plan are also provisions of this Agreement, provided, however, (a) if there is a difference or conflict between the provisions of this Agreement and the mandatory provisions of the Plan, such mandatory provisions of the Plan shall govern, (b) if there is a difference or conflict between the provisions of this Agreement and the non-mandatory provisions of the Plan, the provisions of this Agreement shall govern, and (c) if there is a difference or conflict between the provisions of this Agreement and/or a provision of the Plan with a provision of a Retention Agreement, such provision of such Retention Agreement shall govern. Any Retention Agreement constitutes “another agreement with the Grantee” within the meaning of the Plan (including without limitation sections 17.3 and 17.4 thereof). The Company and Committee retain all authority and powers granted by the Plan and not expressly limited by this Agreement.

The Grantee acknowledges that he or she may not and shall not rely on any statement of account or other communication or document issued in connection with the Plan other than the Plan, this Agreement, and any document signed by an authorized representative of the Company that is designated as an amendment of the Plan or this Agreement.
12.Interpretation. The Committee shall have the authority to interpret and construe all provisions of this Agreement, and any such interpretation or construction, and any other determination contemplated to be made under the Plan or this Agreement, by the Committee shall be final, binding and conclusive, absent manifest error.
13.Governing Law/Jurisdiction/Waiver of Jury Trial. This Agreement shall be construed and interpreted in accordance with the laws of the State of Florida, without regard to its conflict of laws principles. All suits, actions, and proceedings relating to this Agreement or the Plan shall be brought only in the courts of the State of Florida located in Palm Beach County or in the United States District Court for the Southern District of Florida in West Palm Beach, Florida. The Company and the Grantee hereby consent to the personal jurisdiction of the courts described in this section 13 for the purpose of all suits, actions and proceedings relating to the Agreement or the Plan. The Company and the Grantee each waive all objections to venue and to all claims that a court chosen in accordance with this section 13 is improper based on a venue or a forum non conveniens claim.
TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT WHICH ANY PARTY MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY PROCEEDING, LITIGATION OR COUNTERCLAIM BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.
14.Amendment. This Agreement may be amended, in whole or in part and in any manner not inconsistent with the provisions of the Plan, at any time and from time to time, by written agreement between the Company and the Grantee.
15.Data Privacy. By entering into this Agreement, the Grantee: (a) authorizes the Company or any of the NextEra Entities (as defined in section 9(e) hereof), and any agent of the Company or any of the NextEra Entities administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of the NextEra Entities such information and data as the Company or any such NextEra Entities shall reasonably request in order to facilitate the administration of this Agreement; and (b) authorizes the Company or any of the NextEra Entities to store and transmit such information in electronic form, provided such information is appropriately safeguarded in accordance with Company policy.
By signing this Agreement, the Grantee accepts and agrees to all of the foregoing terms and provisions and to all the terms and provisions of the Plan incorporated herein by reference and confirms that the Grantee has received a copy of the Plan.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

NEXTERA ENERGY, INC.

By:
Deborah H. Caplan Executive Vice President, Human Resources & Corporate Services

Accepted:
#ParticipantName# #EmployeeID#